Exhibit 99.1

LKQ Corporation Announces Pricing of €750,000,000 Senior Notes

Chicago, IL (February 28, 2024) - LKQ Corporation (Nasdaq: LKQ), together with its indirect, wholly-owned subsidiary, LKQ Dutch Bond B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands (“LKQ Finance”) announced today that it has priced an offering by LKQ Finance of €750,000,000 aggregate principal amount of 4.125% senior notes due 2031 (the “notes”). The offering is expected to close on or about March 13, 2024, subject to the satisfaction of customary closing conditions.

The joint book-running managers for the offering are BofA, HSBC, Wells Fargo, BNP Paribas, MUFG and UniCredit.

The notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Company and certain of the Company’s U.S. subsidiaries (the “guarantees”). LKQ Finance intends to use the net proceeds from the offering of the notes, together with cash on hand, to (i) pay outstanding indebtedness, including the redemption of all of the outstanding €500,000,000 aggregate principal amount of the 3.875% senior notes due 2024 issued by the Company’s indirect wholly-owned subsidiary, LKQ Italia Bondco di LKQ Italia Bondco GP S.r.l e C.S.A.P.A. (f/k/a LKQ Italia Bondco S.p.A.) and (ii) pay accrued interest and related fees, premiums and expenses.

The Company has filed a registration statement (including a prospectus and related preliminary prospectus supplement for the offering) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement, the accompanying prospectus in that registration statement and the other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and the accompanying prospectus if you request if by contacting BofA Securities Europe S.A. at +33(0) 1 8770 0000, HSBC Continental Europe at +1 (866) 811-8049 and Wells Fargo Securities Europe S.A. at +33 (0) 1 85 14 06 62.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes, and shall not constitute an offer, solicitation or sale of such notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OEM recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally include expectations, beliefs, hopes, intentions or strategies regarding our future, including with respect to the pending offering of the notes, our ability to complete such offering and our intentions with regard to the use of the net proceeds from the offering. Forward-looking statements are subject to risks, uncertainties and other factors some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward-looking statements as a result of various factors. Some of such risks, uncertainties and other factors are described in our Form 10-K for the year ended December 31, 2023, and in other documents we file with the SEC from time to time. We assume no obligation to publicly update any forward-looking statement to reflect events or circumstances arising after the date on which it was made, except as required by law.

Contact:
Joseph P. Boutross – Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com